EXHIBIT 99.1



                                **PRESS RELEASE**

Contact:
Michael L. Middleton
President and Chief Executive Officer
(301) 645-5601

                        TRI-COUNTY FINANCIAL CORPORATION
                           APPOINTS TWO NEW DIRECTORS


WALDORF, MARYLAND, July 25, 2006--Tri-County Financial Corporation (OTCBB:
TCFC), the holding company for Community Bank of Tri-County (the "Bank"), announced today that Philip T. Goldstein and Joseph V. Stone, Jr., were appointed to serve as directors of Tri-County Financial and the Bank. With the appointment of Messrs. Goldstein and Stone, the Boards of Directors of Tri-County Financial and the Bank now each have nine members.

Mr. Goldstein has owned Philip T. Goldstein Real Estate Appraisals located in Prince Frederick, Maryland since 1975. Mr. Stone has owned the Joe Stone Insurance Agency located in Leonardtown, Maryland since 1981.

Commenting on the appointments, Michael L. Middleton, President and Chief Executive Officer of Tri-County Financial, said "I'm thrilled by the addition of Philip and Joe and the expertise in financial services, as well as the corporate board experience that they bring to the Board. We are fortunate to have the services of two such prominent members of the local community and we look forward to working with them in the future."

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and eight branch offices in Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Lexington Park and Prince Frederick, Maryland.

This report contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Bank's market area, changes in policies by regulatory agencies, fluctuations in interest rates, loan demand in the Bank's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Tri-County Financial Corporation wishes to caution readers not to place undue reliance on any such forward-looking statements, which reflect management's analysis only as the date made. Tri-County Financial Corporation does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of such statements.